UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 16, 2007 (November 15, 2007).

Westar Energy, Inc.

(Exact Name of Registrant as Specified in Charter)

Kansas
(State or Other Jurisdiction of Incorporation)

1-3523	48-0290150
(Commission File Number)	(IRS Employer Identification No.)

818 South Kansas Avenue Topeka, Kansas	66611
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (785) 575-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-11 under the Exchange Act (17 CFR 240.14a-11)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                Entry into a Material Definitive Agreement.

Underwriting Agreement

On November 15, 2007, Westar Energy, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with UBS Securities LLC and J.P. Morgan Securities Inc., as representatives of the underwriters named therein (the “Underwriters”), and UBS Securities LLC, in its capacity as agent for UBS AG, London Branch (the “Forward Purchaser”), relating to the offer and sale of 7,600,000 shares of the Company’s common stock (plus up to an additional 1,140,000 shares if the underwriters exercise their over-allotment option) by the Forward Purchaser (or an affiliate thereof) in connection with the Forward Sale Agreement described below. The Underwriters are offering such shares of common stock to the public at a price per share of $25.25 (the “Offering”). Under the terms of the Underwriting Agreement, the Forward Purchaser has granted the Underwriters an option, exercisable for 30 days from the date of the Underwriting Agreement, to purchase up to an additional 1,140,000 shares of common stock to cover over-allotments in connection with the Offering. The closing of the Offering, which is subject to customary closing conditions, is expected to occur on November 21, 2007.

The Offering has been registered under the Securities Act of 1933, as amended, pursuant to the Company’s effective shelf registration statement on Form S-3 (Registration No. 333-141899). This Current Report on Form 8-K shall be deemed incorporated into such registration statement and the final prospectus supplement relating to the Offering.

Forward Sale Agreement

On November 15, 2007, the Company entered into a forward sale agreement (the “Forward Sale Agreement”) with the Forward Purchaser relating to an aggregate of 7,600,000 shares of the Company’s common stock (or 8,740,000 shares of the Company’s common stock if the Underwriters exercise their over-allotment option described above). In connection with the execution of the Forward Sale Agreement, the Forward Purchaser (or an affiliate thereof) is borrowing from third parties and selling in the Offering 7,600,000 shares of the Company’s common stock (or 8,740,000 shares of the Company’s common stock if the Underwriters exercise their over-allotment option described above).

If the Forward Purchaser (or an affiliate thereof) is unable to borrow and deliver for sale on the anticipated closing date of the Offering any shares of the Company’s common stock, or if the Forward Purchaser (or an affiliate thereof) determines, in its commercially reasonable judgment, that it is either impracticable to do so or that it is unable to borrow, at a cost not greater than a specified amount per share, and deliver for sale on the anticipated closing date of the Offering any shares of the Company’s common stock, then the Forward Sale Agreement will be terminated in its entirety. If the Forward Purchaser (or an affiliate thereof) is unable to borrow and deliver for sale on the anticipated closing date of the Offering the full number of shares of the Company’s common stock to which the Forward Sale Agreement relates, or if the Forward Purchaser (or an affiliate thereof) determines, in its commercially reasonable judgment, that it is either impracticable to do so or that it is unable to borrow, at a cost not greater than a specified amount per share, and deliver for sale on the anticipated closing date of the Offering, the full number of shares of the Company’s common stock to which the Forward Sale Agreement relates, then the number of shares of the Company’s common stock to which the Forward Sale Agreement relates will be reduced to the number that the Forward Purchaser (or an affiliate thereof) can so borrow and deliver, that the Forward Purchaser (or an affiliate thereof) determines is practicable to borrow and deliver or that the Forward Purchaser (or an affiliate thereof) determines that it can borrow and deliver at or below such a cost, as the case may be. In the event that the number of shares to which the Forward Sale Agreement relates is so reduced, the commitments of the Underwriters to purchase shares of the Company’s common stock from the Forward Purchaser (or an affiliate thereof) and the Forward Purchaser’s (or such affiliate’s) obligation to borrow such shares for delivery and sale to the Underwriters, as described above, will be replaced with the commitments to purchase from the Company and the Company’s corresponding obligation to issue directly to the Underwriters all or such portion of the number of shares not borrowed and delivered by the Forward Purchaser (or an affiliate thereof).

The Company will receive an amount equal to the net proceeds from the sale of the borrowed shares of its common stock sold in the Offering, subject to certain adjustments pursuant to the Forward Sale Agreement, from the Forward Purchaser upon full physical settlement of the Forward Sale Agreement. The Company will only receive such proceeds if it elects to fully physically settle the Forward Sale Agreement. The Forward Sale Agreement

provides for settlement on a settlement date or dates to be specified at the Company’s discretion within approximately twelve months from the date of the Forward Sale Agreement. On a settlement date, if the Company decides to physically settle the Forward Sale Agreement, it will issue shares of the Company’s common stock to the Forward Purchaser at the then-applicable forward sale price. The forward sale price will initially be $24.36625 per share (the “Forward Sale Price”), which is the public offering price of the Company’s shares of common stock in the Offering, less the underwriting discount. The Forward Sale Agreement provides that the initial Forward Sale Price will be subject to adjustment based on a floating interest rate factor equal to the federal funds rate less a spread, and will be subject to decrease on certain dates specified in the Forward Sale Agreement by the amount of the per share quarterly dividends that the Company currently expects to declare during the term of the Forward Sale Agreement.

The Forward Purchaser will have the right to accelerate the Forward Sale Agreement and require the Company to physically settle the Forward Sale Agreement on a date specified by the Forward Purchaser if (1) in its commercially reasonable judgment, it or its affiliate is unable to or it is otherwise commercially impracticable for it or its affiliate to continue to borrow a number of shares of the Company’s common stock equal to the number of shares to be delivered by the Company upon physical settlement of the Forward Sale Agreement, (2) the Company declares any dividend or distribution on shares of the Company’s common stock payable in (a) cash in excess of the specified amount, (b) securities of another company or (c) any other type of securities (other than the Company’s common stock), rights, warrants or other assets, (3) an event is announced that if consummated would result in a specified extraordinary event (including certain mergers and tender offers with respect to the Company, as well as certain events involving the Company’s nationalization or delisting of the Company’s common stock), (4) the Company announces or discloses any repurchase of its common stock that alone, or in aggregate with other repurchases, would result in the amount of shares underlying the Forward Sale Agreement exceeding a certain threshold or (5) certain other events of default or termination events occur, including, among other things, any material misrepresentation made in connection with entering into the Forward Sale Agreement, the Company’s bankruptcy or a change in law (each as more fully described in the Forward Sale Agreement).

Except under limited circumstances described below, the Company has the right to elect physical, cash or net share settlement of the Forward Sale Agreement. If the Company elects cash or net share settlement, the Forward Purchaser or an affiliate thereof will purchase shares of the Company’s common stock in secondary market transactions over a period of time for delivery to stock lenders in order to unwind its hedge (and, if applicable, in connection with any net share settlement, to deliver shares to the Company). In the event that the Company elects to cash or net share settle, if the price of the Company’s common stock at which the Forward Purchaser (or its affiliate) unwinds its hedge exceeds the Forward Sale Price at the time (subject to any schedule decrease in the Forward Sale Price per share occurring during such unwind period), the Company will pay the Forward Purchaser under the Forward Sale Agreement an amount in cash (if the Company cash settles) equal to such difference, or deliver to the Forward Purchaser a number of shares of the Company’s common stock (if the Company net share settles) having a value equal to such difference. Conversely, if the Company elects to cash or net share settle and the price of the Company’s common stock at which the Forward Purchaser (or its affiliate) unwinds its hedge is below the Forward Sale Price at the time, the Forward Purchaser (or its affiliate) under the Forward Sale Agreement will pay to the Company an amount in cash (if the Company cash settles) equal to such difference, or deliver to the Company a number of shares of the Company’s common stock (if the Company net share settles) having a value equal to such difference.

Item 9.01               Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit Number	Description

1.1

Underwriting Agreement, dated November 15, 2007, among UBS Securities LLC and J.P. Morgan Securities Inc., as representatives of the underwriters named therein, UBS Securities LLC, in its capacity as agent for UBS AG, London Branch, and Westar Energy, Inc.

5.1	Opinion of Larry D. Irick regarding the legality of the common stock

10.1	Confirmation of Forward Sale Transaction, dated November 15, 2007, between UBS AG, London Branch and Westar Energy, Inc.

23.1	Consent of Larry D. Irick (included in his opinion filed as Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTAR ENERGY, INC.

Date:	November 16, 2007	By:	/s/ Larry D. Irick
Name: Larry D. Irick
Title: Vice President, General Counsel and Corporate Secretary

Index to Exhibits

Exhibit Number	Description

1.1

Underwriting Agreement, dated November 15, 2007, among UBS Securities LLC and J.P. Morgan Securities Inc., as representatives of the underwriters named therein, UBS Securities LLC, in its capacity as agent for UBS AG, London Branch, and Westar Energy, Inc.

5.1	Opinion of Larry D. Irick regarding the legality of the common stock

10.1	Confirmation of Forward Sale Transaction, dated November 15, 2007, between UBS AG, London Branch and Westar Energy, Inc.

23.1	Consent of Larry D. Irick (included in his opinion filed as Exhibit 5.1)